Exhibit 13.3

MAP OF PERMITS, LEASES AND LEASE APPLICATIONS


Alberta
Fort McMurray
Edmonton
Calgary
N
Athabasca River
T100
T99
T98
T97
T96
T95
T94
T93
T92
T91
T90
Fort McKay
Fort McMurray
Clearwater River
1:600,000
0
5
10
15
20
25 km
LEGEND
Roads
Lakes and Rivers
Birch Mountain Metallic and Industrial Mineral permits
Birch Mountain Metallic and Industrial Mineral leases
Birch Mountain Metallic and Industrial Mineral lease applications
Birch Mountain

Permits, Leases and Applications as at Dec 31, 2007

Date: March 3, 08

Author: KAM